Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Merus N.V.

(Exact name of Registrant as Specified in Its Charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common shares, nominal value €0.09 per share	Rule 457(c) and Rule 457(h)	9,534,386(2)	$47.13(3)	$449,355,612	0.00014760	$66,325

Total Offering Amounts					$449,355,612		$66,325

Total Fee Offsets							—

Net Fee Due							$66,325

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Merus N.V. 2016 Incentive Award Plan, as amended (the “2016 Plan”) to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Consists of 9,534,386 common shares of Merus N.V. (the “Registrant”) that may become issuable under the 2016 Plan pursuant to its terms.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the Registrant’s common shares as reported on the Nasdaq Global Market on February 23, 2024.

Table 2 - Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims

Fee Offset Sources